Exhibit 23.5





                       Consent of Independent Accountants





We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2003 relating to the financial statements of Nusa Tenggara Partnership V.O.F., which appears in Newmont Mining Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado

January 22, 2004